SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.
SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.
SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
(each a “Fund” and collectively, the “Funds”)

October 31, 2007

Dear Shareholder:

We are writing to follow-up on proxy materials that were mailed to you regarding the Special Meeting of Shareholders to be held on November 14, 2007. At each Fund’s meeting, shareholders are being asked to vote on a proposal to approve new Subadvisory Agreements among each Fund, AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) and Marsico Capital Management, LLC (“Marsico”). Under the current Subadvisory Agreements, Marsico acts as a subadviser to each Fund and is responsible for managing a portion of each Fund’s portfolio.

On June 14, 2007, Thomas F. Marsico, the founder and Chief Executive Officer of Marsico, and Marsico Parent Company, LLC, a company controlled by Mr. Marsico, entered into a definitive agreement to repurchase Marsico from a subsidiary of Bank of America Corporation (the “Transaction”). The Transaction, when it is consummated, will cause the Funds’ Subadvisory Agreements with Marsico to terminate. Marsico does not anticipate any change to its portfolio management team, other personnel, investment processes, day-to-day operations, or the services that Marsico currently provides to the Funds to occur as a result of the Transaction. Additionally, the fees to be paid by AIG SunAmerica to Marsico under each Fund’s new Subadvisory Agreement are identical to the fees paid by AIG SunAmerica to Marsico under that Fund’s current Subadvisory Agreement. The Board unanimously approved the new Subadvisory Agreements in order to assure continuation of Marsico’s subadvisory services to each Fund. For additional information regarding the proposal, please refer to the proxy materials that were previously mailed to you.

The Board of Directors of your Fund recommends that you vote FOR approval of the new Subadvisory Agreement.

Your vote is very important. If you haven’t already done so, please vote by completing and returning the enclosed proxy card(s) by mail. Alternatively, you may vote by telephone or Internet by following the instructions on the enclosed proxy card. Telephone and Internet voting is available 24 hours a day, seven days a week.

We thank you for your continued trust and support. If you need assistance, or have any questions regarding the Funds’ proposal or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications, Inc. at 1-888-605-8356.

Sincerely,

Vincent M. Marra
President
SunAmerica Focused Alpha
Growth Fund, Inc. and
SunAmerica Focused Alpha
Large-Cap Fund, Inc.